COLUMBIA INSURANCE CORPORATION LTD.
INTERIM REPORT RULE 24      FILE NO. 70-8905                        EXHIBIT 2
INCURRED AND PAID LOSSES FOR THE PERIOD 1/01/02 - 6/30/02



                                        LEAD-IN LOSS  PAID LOSSES     OSLR AT       IBNR AT      CLOSING      UPDATED     MOVEMENT
POLICY YEAR        COVERAGE                 RESERVES    IN PERIOD     6/30/02      06/30/02      RESERVE     INCURRED  FROM 12/31/01
7/1/96-97          General Liability         902,387           -            -       902,387      902,387      902,387            -
7/1/97-98          General Liability       1,911,243           -      710,000     1,201,243    1,911,243    1,911,243            -
7/1/98-99          General Liability       1,392,000           -      210,000     1,182,000    1,392,000    1,392,000            -
7/1/99-00          General Liability       3,546,161     889,314      765,126     1,891,721    2,656,847    3,546,161            -
7/1/00-01          General Liability       4,000,000     208,981    1,825,000     1,966,019    3,791,019    4,000,000            -
7/1/01-02          General Liability       2,812,000           -      800,000     3,200,000    4,000,000    4,000,000    1,188,000
6/30/96-97         All Risk                        -           -            -             -            -            -            -
6/30/97-98         All Risk                        -           -            -             -            -            -            -
6/30/98-99         All Risk                  593,000           -      799,000             -      799,000      799,000      206,000
6/30/99-7/1/00     All Risk                        -           -            -             -            -            -            -
7/1/00-01          All Risk                  650,000           -      650,000             -      650,000      650,000            -
7/1/01-02          All Risk                1,500,000           -    1,760,000     1,240,000    3,000,000    3,000,000    1,500,000
-----------------------------------------------------------------------------------------------------------------------------------
Subtotal                                  17,306,791   1,098,295    7,519,126    11,583,370   19,102,496   20,200,791    2,894,000
-----------------------------------------------------------------------------------------------------------------------------------
1/1/99-00          LTD                     4,085,676     197,122    3,287,674       600,879    3,888,553    4,085,676            -
1/1/00-7/1/01      LTD                     5,402,288     393,247    4,023,620       985,421    5,009,041    5,402,288            -
7/1/01-02          LTD                     1,079,116      11,976      289,311     1,858,569    2,147,880    2,159,856    1,080,740
-----------------------------------------------------------------------------------------------------------------------------------
Subtotal                                  10,567,079     602,345    7,600,605     3,444,869   11,045,474   11,647,819    1,080,740
-----------------------------------------------------------------------------------------------------------------------------------
                                          27,873,870   1,700,640   15,119,731    15,028,239   30,147,970   31,848,610    3,974,740
                                        ===========================================================================================

INCEPTION TO DATE
                                                                PAID LOSSES
7/1/96-97             General Liability                             726,613
7/1/97-98             General Liability                           1,837,757
7/1/98-99             General Liability                                   -
7/1/99-00             General Liability                           1,343,153
7/1/00-01             General Liability                             208,981
7/1/01-02             General Liability                                   -
6/30/96-97            All Risk                                            -
6/30/97-98            All Risk                                    1,423,776
6/30/98-99            All Risk                                    1,303,140
6/30/99-7/1/00        All Risk                                    2,168,952
7/1/00-01             All Risk                                      664,511
7/1/01-02             All Risk                                            -
1/1/99-00             LTD                                           820,671
1/1/00-7/1/01         LTD                                         1,090,901
7/1/01-02             LTD                                            11,976
                                                             ---------------
Total                                                            11,600,431
                                                             ===============